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                                                                     EXHIBIT 4.2


                         DELTA INTERNET SERVICES, INC.
                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)


     This Agreement is made and entered into effective as of July 20, 1996, by and between DELTA INTERNET SERVICES, INC., a California corporation (the "Corporation") , and NEAL L. BARRY (the "Optionee").

     1.   Grant of Option.  The Corporation hereby grants to Optionee as of the
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date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 1,191,261 shares of Common Stock (the "Option"), subject to adjustment in accordance with the provisions Paragraph 18 below.

     2.   Option Price.  The price to be paid for stock upon exercise of the
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Option or any part thereof shall be $0.50 per share (the "Purchase Price"), which is equal to or greater than 85% of the Fair Market Value of one share of Stock as of the date hereof.

     3.   Right to Exercise.  The right to exercise the Option shall accrue
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immediately.

     4.   Securities Law Requirements.  No part of the Option shall be exercised
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if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

     5.   Term of Option.  The Option shall terminate in any event on the
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earliest of (a) the 20th day of July, 2006, at 11:59 P.M., (b) the expiration of the period described in Paragraph 6 below, (c) the expiration of the period described in Paragraph 7 below, (d) the expiration of the period described in Paragraph 8 below, or (e) the expiration of the period described in paragraph 9 below.

     6.   Exercise Following Termination of Employment, Except By Death,
          --------------------------------------------------------------
Disability or Retirement.  If the Optionee's service with the Corporation
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terminates for any reason other than death, disability or retirement, the Option
(to the extent it has not previously been exercised and is then exercisable) may be exercised within the period of three (3) consecutive months commencing immediately following the date of such termination (but not later than the termination date set forth in Paragraph 5(a) above). The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause. For this purpose, "cause" shall mean conviction of a felony, misappropriation of assets of the Corporation or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee's position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation's Board of Directors.
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     7.   Exercise Following Death.  If the Optionee's service with the
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Corporation terminates by reason of the Optionee's death, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within twelve (12) months after the date of Optionee's death (but not later than the termination date set forth in Paragraph 5 (a) above). The exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject no the terms of this Agreement and such writing is delivered to the President of the Corporation.

     8.   Exercise Following Disability.  If the Optionee's service with the
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Corporation terminates by reason of the Optionee's disability, the Option (to the extent not previously exercised and is then exercisable) may be exercised for a period of twelve (12) months after the date of termination for reason of disability (but not later than the termination date set forth in Paragraph 5(a) above).

     9.   Exercise Following Retirement.  If the Optionee's service with the
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Corporation terminates by reason of retirement (the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service), the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within three (3) consecutive months after the date of the Optionee's retirement (but not later than the termination date set forth in Paragraph 5(a) above).

     10.  Time of Termination of Service.  For the purposes of this Agreement,
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Optionee's service shall be deemed to have terminated on the earlier of (a) the date when Optionee's service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

     11.  Nontransferability.  Unless the Corporation otherwise consents in
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writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate.

     All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the following legend:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

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     12.  Effect of Exercise.  Upon exercise of all or any part of the Option,
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the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     13.  Method of Exercise.  Each exercise of the Option shall be by means of
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a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the option.

     The Purchase Price specified in Paragraph 2 above shall be paid in full upon the exercise of the Option (i) by cash, in United States dollars; by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price; (ii) by cancellation of indebtedness owed by the Corporation to the Optionee; or (iii) by any combination of the foregoing. The Board of Directors may, but is not obligated to, accept a secured recourse promissory note of Optionee (bearing such rate of interest and such other terms as they may reasonably determine) as payment of the exercise price; provided, however, no
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stock certificate representing the shares be released until the note shall have been paid in full.

     14.  Withholding Taxes.  If the Optionee is an employee or former employee
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of the Corporation when all or part of the option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

     15.  Issuance of Shares.  Subject to the foregoing conditions, the
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Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship,
(b) as community property or (c) as tenants in common without right of survivorship.

     16.  Limitation of Optionee's Rights.  Neither Optionee nor any person
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entitled to exercise the Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No

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adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

     17.  Consent Required to Transfer.  In connection with any underwritten
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public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

     18.  Recapitalizations.  Subject to any required action by shareholders,
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the number of shares of Stock covered by this Option and the Option Price hereof specified in Paragraph 2 above shall be proportionately adjusted for any increase of decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of Stock or the payment of a stock dividend (but only of Stock) or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation. Subject to any required action by shareholders, if the Corporation is the surviving corporation in any merger or consolidation, this Option shall pertain and apply to the securities to which a holder of the number of Stock subject to the Option would have been entitled. In the event of a merger or consolidation in which the Corporation is not the surviving corporation, the date of exercisability of this Option shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Corporation. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Board, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Paragraph 18, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Stock subject to an Option.

     19.  Notices.  Any notice to the Corporation contemplated by this Agreement
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shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

     20.  Interpretation.  The interpretation, construction, performance and
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enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

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     21.  Governing Law.  This Agreement has been made, executed and delivered
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in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the day and year first above written.


                              DELTA INTERNET SERVICES, INC.,
                              a California corporation


                              By:  /s/ Neal L. Barry
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                                       Neal L. Barry, President


                              By:  /s/ Irene Barry
                                  ----------------------------------------------
                                       Irene Barry, Secretary

                              By:  /s/ Stephen Alderman
                                  ----------------------------------------------
                                       Stephen Alderman, Chief Financial Officer


                              "Optionee"


                              /s/ Neal L. Barry
                              --------------------------------------------------
                                  Neal L. Barry

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